Exhibit 10.1

Certain confidential information contained in this document, marked by brackets as [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO THE SUPPLEMENTAL AGREEMENT
BETWEEN
ELANCO US INC.
AND
DIAMOND ANIMAL HEALTH, INC

Elanco US Inc. (“Elanco”) (formerly Eli Lilly and Company and its Affiliates operating through its Elanco Animal Health division) and Diamond Animal Health Inc. (“Diamond”), parties to the Master Supply Agreement effective dated October 1st 2014 (the “Master Supply Agreement”) and the Supplemental Agreement for the supply of vaccines and subject to the Master Supply Agreement (the “Supplemental Agreement”) desire to amend the Supplemental Agreement by this Amendment No. 1 (this "Amendment") effective upon the date of last signature (the "Amendment Effective Date"). Elanco and Diamond may each be referred to as a “Party” and, collectively, as the “Parties.”

RECITALS:

A.
WHEREAS, Diamond and Elanco entered into that certain Asset Purchase and License Agreement, dated June 17, 2013 in connection with the sale and license back of, among other things, certain biological assets used in the manufacture of vaccine products, as amended, (the "APA");

B.	WHEREAS, capitalized terms in this Amendment refer to defined terms in the APA;

C.
WHEREAS, Diamond and Elanco entered into that certain Master Supply Agreement, dated October 1st 2014, in order to facilitate Elanco’s engagement of Diamond to supply certain products to Elanco from time to time (the “Master Supply Agreement”);

D.
WHEREAS, Diamond and Elanco entered into that certain Supplemental Agreement subject to the Master Supply Agreement effective dated October 1st 2014, for the supply of vaccines (the “Supplemental Agreement”)

E.
WHEREAS, Diamond and Elanco desire to formally amend the necessary agreements, including but not limited to the license back of rights in the APA, and the minimum purchase obligations to the extent applicable in the APA, the Master Supply Agreement and the Supplemental Agreement, to define new minimum purchase obligations for calendar year 2019 and through the remaining term and to revise the relationship to allow Diamond to commercialize vaccine products which utilize or incorporate the Purchased Assets for third party customers outside the United States beyond the previous Defined Third Parties as further specified in this Amendment and Amendment No. 2 to the APA.

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the
Parties agree as follows:

1.	Elanco agrees to pay to Diamond a one-time payment of [***] within thirty (30) days of the Amendment Effective Date.

2.	Section A.3.5 of the Supplemental Agreement is hereby deleted in its entirety and replaced with the following:

A.3.5
The Parties acknowledge that during the term of this Agreement, Diamond will have the obligation to make Product for Elanco and/or Defined Third Parties, and that such obligation will entail consumption of a portion of certain Purchased Assets. To the extent that such obligation to make Defined Product(s) pertain to supply by Diamond to Defined Third Parties or to the extent Diamond manufacturers Diamond Products, such supply should be sourced from the assets contained in the Diamond Subset. Conversely, to the extent that such obligation to make Products pertains to the supply by Diamond to Elanco, such supply should be sourced from the assets contained in the Elanco Subset.

3.	Section A.5.1 of the Supplemental Agreement is hereby deleted in its entirety and replaced with the following:

A.5.1
The Parties acknowledge that investments in capital improvement, maintenance and repair in Diamond's manufacturing facility (the "Manufacturing Facility") will be required during the term of this Agreement to: 1) provide for compliance with regulatory requirements from Regulatory Agencies are met and maintained throughout the term of this Agreement; and 2) provide that facilities and equipment are maintained in good working order to assure reliability of supply. Diamond shall be responsible for any and all investments required to meet or maintain compliance with such regulatory requirements in the United States or any other country for which Diamond manufactures as of the Effective Date of the APA and to maintain, refurbish and/or replace equipment and facilities, as Diamond reasonably determines are necessary, to provide for reliability of supply after the Effective Date of the APA. Moreover, Diamond shall be responsible for: (i) any and all investments required to meet or maintain compliance with such regulatory requirements in any other country outside the United States for which Diamond commercializes a Diamond Product after the Amendment Effective Date; and (ii) any product-specific investment required for Diamond to commercialize a Diamond Product outside the United States after the Amendment Effective Date. Elanco shall be responsible for: (i) any and all investments required to meet or maintain compliance with regulatory requirements in countries that Elanco has commercialized an Elanco Product after the Effective Date of the APA and prior to the Amendment Effective Date other than those countries for which Diamond manufactured as of the Effective Date of the APA; and (ii) any product-specific investment required for Elanco to commercialize an Elanco Product after the Amendment Effective Date and iii) all investments specifically requested by Elanco that are not otherwise required by an applicable Regulatory Agency or reasonably determined by Diamond to be needed to provide for on-going, reliable supply of Elanco Product.

4.	Section A.7.1 of the Supplemental Agreement is hereby deleted in its entirety and replaced with the following:

A.7.1
The Parties agree that Elanco shall have the responsibility for, and shall pay all Product Registration Costs associated with securing all appropriate regulatory licenses and approvals required for marketing the Products as of the Amendment Effective Date. Each party shall pay all Product Registration Costs associated with securing all appropriate regulatory licenses and approvals required for marketing their own respective new products after the Amendment Effective Date. License submissions for Diamond Products outside the USA will be made by Diamond or its designee in these countries. Elanco may, with Diamond's consent, engage Diamond to perform any activities connected with obtaining such licenses and approvals and shall pay all Product Registration Costs for Elanco Products associated with Diamond's services, excluding costs related to the facility licenses owned by Diamond, facility inspection relating to facility licenses owned by Diamond including but not limited to USDA/ APHIS/CVB, international licenses and inspections and their maintenance, all to the extent such licenses are owned by Diamond. Diamond shall be responsible, at Elanco's cost, for all dossier submissions to all regulatory authorities necessary to obtain registration of Elanco Products in such jurisdictions. License submissions for Elanco Products outside of the USA and Canada will be made by Elanco in these countries. The Parties shall agree upon a written work plan prior to commencement of any such services. Such work plan shall specify how Product Registration Costs will be calculated (e.g., hourly) and when they will be paid. Any estimate of Product Registration Costs shall be a non-binding estimate only. For the purposes of this Agreement, "Product Registration Costs" shall mean all direct costs and expenses associated with achieving regulatory licensure of a Product, including clinical trial costs, assay development and validation, development of seed stocks, production processes scale-up, formulation development, production of prelicensing serials, conduct of field safety trials, preparation of reports, preparation of regulatory submissions, application fees and other costs and expenses reasonably incidental thereto. As between the parties, additional costs and expenses shall include labor and service charges at Diamond's standard hourly rates, direct cost of required materials provided by Diamond, and out-of-pocket and third-party expenditures.

5.	Section A.7.2 of the Supplemental Agreement is hereby deleted in its entirety and replaced with the following:

A.7.2
Diamond shall be responsible for securing all appropriate regulatory licenses and approvals required for manufacturing the Products for sale in the United States and Canada. Except as provided in Section A.7.1 above, Elanco shall pay all Manufacturer Registration Costs set forth in this Supplemental Agreement, as may be amended by the Parties for a New Vaccine Product after the Amendment Effective Date. The Parties shall agree upon a written work plan prior to commencement of any registration activities for a New Vaccine Product after the Amendment Effective Date. Such work plan shall specify how Manufacturer Registration Costs will be calculated (e.g., hourly) and when they will be paid. Any estimate of Manufacturer Registration Costs shall be non-binding estimate only. For the purposes of this Agreement, "Manufacturer Registration Costs" shall mean all direct costs and expenses associated with achieving regulatory licensure of Diamond to manufacture any Product, including costs of animal studies, production process, validation costs, stability studies, production of pre-licensing serials, application fees and other costs and expenses reasonably incidental thereto. As between the parties, additional costs and expenses shall include labor and service charges at Diamond's standard hourly rates, direct cost of required materials provided by Diamond, and out-of-pocket and third-party expenditures.

6.	Section A.9.1 of the Supplemental Agreement is hereby deleted in its entirety and replaced with the following:

A.9.1
Diamond shall affix labeling to the Products as required, such labeling for an Elanco Product to bear one or more Elanco trademarks, as specified by Elanco. Nothing contained herein shall give Diamond any right to use any Elanco trademark except on Products for Elanco and Diamond shall not obtain any right, title or interest in any Elanco trademark by virtue of this Agreement. Elanco shall not use, nor shall Elanco obtain any right, title or interest in any Diamond trademark. Elanco shall cause all Elanco Product labeling to contain only such claims as are permitted under applicable licenses for such Elanco Product and otherwise comply with Applicable Law. Elanco shall be responsible for the costs of developing and changing packaging for the Elanco Products. Diamond shall be responsible for the costs of developing and changing packaging for the Diamond Products. Elanco shall be responsible for the costs of obsolete labeling and packaging due to changes requested by Elanco or required by Governmental Authorities for an Elanco Product. Elanco agrees to provide label specifications compatible with Diamond's equipment, as specified by Diamond. Additional details to be set forth on Exhibit A. In the event that Diamond purchases labeling or packaging materials for use with the Products, Diamond shall purchase an amount reasonably required for the amount of Products manufactured; provided the Parties agree that a six (6) month supply of labeling and packaging materials is reasonable, and Elanco shall be required to bear the full cost of such reasonable supply even if this Agreement is terminated, unless otherwise agreed upon by the Parties.

7.	Exhibit A, the Minimum Annual Purchases section of Exhibit A of the Supplemental Agreement is deleted in its entirety and replaced with the following:

Minimum Annual Purchases

For all purposes of the Supplemental Agreement, the Minimum Annual Purchases shall mean:
(a) [***] for each of calendar years 2019, 2020, 2021 and 2022; and,
(b) [***] pro-rated to the number of days the Supplemental Agreement remains in effect for a partial calendar year which equals [***]for the period of January 1, 2023 through June 16, 2023.
(collectively, the "Minimum Annual Purchases"). Except as set forth herein, all purchases of Products, [***] and/or [***] from Diamond or any of its Affiliates by Elanco or any of its Affiliates shall count toward satisfying the Minimum Annual Purchases requirement. Purchases of (i) [***], (ii) [***] and (iii) [***]by Elanco or any of its Affiliates, will not count as purchases that count toward satisfying the Minimum Annual Purchases requirement under this Agreement.

8.
Except as set forth above, all other terms and conditions of the Supplemental Agreement will remain in full force and effect. On and after the Amendment Effective Date, any reference to the Supplemental Agreement shall mean the Supplement Agreement as amended by this Amendment. In the event of a conflict between the terms of this Amendment and the terms of the Supplemental Agreement, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, duly authorized representatives of the parties have signed this Amendment as of the Amendment Effective Date.

Diamond Animal Health, Inc.                Elanco US Inc.

By:     /s/Jason Napolitano                 By:     [***]
Print Name:     Jason Napolitano            Print Name:     [***]
Title:     Chief Executive Officer                Title:     [***]
Date:     June 27, 2019                    Date:     June 25, 2019